Exhibit 8.1 – Subsidiaries

●	Baja International, S.à r.l. - Luxembourg

The Company owns 100% Baja International, S.à r.l.

●	Boleo International, S.à r.l. - Luxembourg

Baja International, S.à r.l. owns 100% of Boleo International, S.à r.l.